UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2007

SONTRA MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-23017	41-1649949
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10 Forge Parkway

Franklin, Massachusetts 02038

(Address of principal executive offices) (Zip Code)

(508) 553-8850

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 13, 2007, the Board of Directors of Sontra Medical Corporation (the “Company”) approved, subject to shareholder approval, an amendment of the Company’s 2003 Stock Option and Incentive Plan (as amended, the “2003 Plan”). The amendment of the 2003 Plan was approved by the Board of Directors to (i) increase the maximum number of shares of Common Stock that may be issued under the 2003 Plan from 600,000 to 1,600,000 shares (subject to adjustment for certain changes in the Company’s capitalization) and (ii) increase the number of shares subject to awards that may be granted to an individual participant in any one fiscal year to 250,000 shares. On May 22, 2007, at the Annual Meeting of the Shareholders, the shareholders of the Company voted to approve the amendment of the 2003 Plan. A description of the 2003 Plan is incorporated herein by reference to Proposal 2 and Appendix I of the Registrant’s Schedule 14A filed April 17, 2007 (File No. 000-23017).

Summary of the 2003 Plan

In March 2003, our Board of Directors adopted the 2003 Stock Option and Incentive Plan. The shareholders approved the 2003 Stock Option and Incentive Plan in May 2003. The 2003 Plan was amended previously by the Board on February 21, 2006. This prior amendment was approved by the shareholders on May 23, 2006. The 2003 Plan is intended to provide grants of incentive stock options as defined under the Internal Revenue Code of 1986, as amended (the “Code”), non-qualified options, stock awards or opportunities to make direct purchases of Common Stock to our and our subsidiaries’ employees, officers, directors, consultants and advisors.

The 2003 Plan is administered by our Board of Directors and the Compensation Committee. Subject to the provisions of the 2003 Plan, each of the Board of Directors and the Compensation Committee has the authority to select the persons to whom awards are granted and to determine the terms of each award, including the number of shares of Common Stock subject to the award and the exercise price of each award, subject to the provisions of the 2003 Plan. Payment of the exercise price of the award may be made in cash, shares of Common Stock, a combination of cash and stock, or by any other method approved by the board or Compensation Committee, consistent with applicable law. Unless otherwise permitted by the Board of Directors, awards are not assignable or transferable except by will or the laws of descent and distribution, and, during the participant’s lifetime, may be exercised only by the participant.

The 2003 Plan provides that upon an acquisition, the board or successor board, as the case may be, shall provide for the assumption and continuation of outstanding awards at such time and all equity-based awards will accelerate by at least a period of one year. Alternatively, or in addition to the foregoing, the board may either (i) require such options to be exercised immediately prior to the acquisition or (ii) terminate any outstanding options and pay the affected optionholders an amount equal to the excess of the fair market value of the Common Stock subject to the options over the exercise price of such options; provided, however, that the board may not terminate any options in the forgoing manner without accelerating in full the vesting of any options to be so terminated. In addition, upon the termination of an employee without cause or for good reason (as defined in the 2003 Plan) prior to the first anniversary of the completion of an acquisition, all equity-based awards then outstanding under the 2003 Plan held by that employee will immediately become exercisable.

The Board of Directors or the Compensation Committee may amend, suspend or terminate the 2003 Plan or any portion thereof at any time. Option agreements may be modified, amended or rescinded only by written agreement signed by the Company and the participant.

The 2003 Plan expires on March 12, 2013, unless sooner terminated by vote of the Board of Directors. After that date, no further awards may be granted under the 2003 Plan, but awards previously granted may extend beyond that date.

The foregoing description is subject to, and qualified in its entirety by, the 2003 Plan incorporated by reference as an exhibit hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Description of 2003 Plan is incorporated herein by reference to Proposal 2 of the Registrant’s Schedule 14A filed April 17, 2007 (File No. 000-23017).

99.2	2003 Plan is incorporated herein by reference to Appendix I of the Registrant’s Schedule 14A filed April 17, 2007 (File No. 000-23017).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONTRA MEDICAL CORPORATION

Date: May 25, 2007	By:	/s/ Harry G. Mitchell
Harry G. Mitchell
Interim Chief Executive Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Description of 2003 Plan is incorporated herein by reference to Proposal 2 of the Registrant’s Schedule 14A filed April 17, 2007 (File No. 000-23017).

99.2	2003 Plan is incorporated herein by reference to Appendix I of the Registrant’s Schedule 14A filed April 17, 2007 (File No. 000-23017).